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                                                                    EXHIBIT 10.1

                THIRD AMENDMENT TO CREDIT AUTHORIZATION AGREEMENT
                -------------------------------------------------

         THIS THIRD AMENDMENT TO CREDIT AUTHORIZATION AGREEMENT, dated as of May 20, 1998 ( this "Amendment" ) by and between INTERFACE SYSTEMS, INC., a Delaware Corporation, the ("Borrower" ), and NBD BANK, a Michigan banking corporation (the "Bank" ).

                                    RECITALS
                                    --------

         A. The Borrower and the Bank are parties to a Credit Authorization Agreement dated as of August 31, 1997, as amended by a First Amendment To Credit Authorization Agreement dated as of December 10, 1997 and a Letter Agreement dated March 11, 1998 (as amended the "Agreement" ).

         B. The Borrower has defaulted under the Agreement due to a breach of the NET WORTH covenant in Section 9.3(H), for the period ended March 31, 1998.

         C. The Borrower has requested that the Bank waive such covenant default, and the Bank is willing to do so strictly in accordance with the terms hereof, and provided the Agreement is amended as set forth herein, and the Borrower has agreed to such amendment.

                                    AGREEMENT
                                    ---------

           Based upon these recitals, the parties agree as follows:

         1. Upon satisfaction of the conditions set forth in paragraph 4 hereof, the Agreement shall hereby be amended as of the effective date hereof as follows:

                  A. Section 3.1 "Borrowing Base" definition shall be amended to include the following subsection 3.1(C):

                  C. 100% of the Borrower's "refundable income taxes" as recorded on its balance sheet as of the fiscal quarter ended March 31, 1998. "Refundable income taxes" will cease to be an addition to the Borrowing Base upon collection of the amount recorded at March 31, 1998.

                  B. The definition of " Net Worth " in section 9.3(H) shall be deleted in its entirety and the following shall be inserted in place thereof:

                      Net Worth . Permit its Net Worth at any time to be less than $7,300,000 and increasing by the sum of (A) $7,300,000 plus (B) 75% of quarterly net income, without reduction for any loss periods, for each fiscal quarter, commencing with the quarterly period ending June 30, 1998.

                  C. Section 4.2 "Out-of-Pocket Expenses is amended to include the addition of the following sentences:

                  "Furthermore, Borrower also acknowledges and agrees that it shall be responsible to pay all fees, expenses, and out-of-pocket disbursements incurred by NBD, including legal fees and expenses, including, without limitation: (1) fees incurred in connection with audits by NBD of


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                  the Borrower's facilities, books and records or the
                  collateral, which audits NBD may conduct as frequently as it reasonably desires; (2) all fees and expenses of NBD and counsel for NBD for the preparation, examination, approval, negotiation, execution, and delivery of this Agreement; (3) all fees and out-of-pocket disbursements incurred, in any way arising from or in connection with any action taken by NBD to monitor, advise, administer, enforce or collect any of the obligations of the Borrower under the Agreement; and (4) all costs, expenses, and fees incurred by NBD or its counsel in connection with consultants, expert witnesses or other professionals retained by NBD or its counsel , to assist, advise, appraise, or give testimony with respect to any matter relating to the collateral, the obligations, the Loan Documents, or the business relationship between NBD, on the one hand, and the Borrower, on the other hand. All of the foregoing costs, expenses, reimbursement obligations , and indemnification obligations are part of the borrowings and other obligations and are secured by all of the Collateral.

         2. From and after the effective date of this Amendment, references to the "Agreement" in the Credit Authorization Agreement, the Note, the Security Documents, and all other documents executed pursuant to the Credit Authorization Agreement shall be deemed references to the Credit Authorization Agreement as amended hereby.

         3. The Borrower represents to the Bank that:

                  (a) (i) The execution, delivery and performance of this
                      amendment by the Borrower and all agreements and documents delivered pursuant hereto by the Borrower have been duly authorized by all necessary action and do not and will not require any consent or approval of its shareholders, violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it or of its articles of incorporation or by-laws; (ii) no authorization, consent, approval, license, exemption of or filing a registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary to the valid execution, delivery, or performance by the Borrower of this amendment and all agreements and documents delivered pursuant hereto and (iii) this Amendment and all agreements and documents delivered pursuant hereto by the Borrower are the legal, valid binding obligations of the Borrower enforceable against it in accordance with the terms thereof.

                  (b) After giving effect to the amendment contained herein and effected pursuant hereto, the representations and warranties contained in Section 10.0 of the Agreement are true and correct on and as of the effective date hereof with the same force and effect as if made on and as of such effective date.

                  (c) Other than the Existing Default, as defined in and to be waived pursuant to paragraph 5, no Events of Acceleration (as defined in Section 11.0 of the Agreement) and no default shall have occurred and be continuing or will exist under the Agreement as of the effective date hereof.


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         4.   This Amendment shall not become effective until it shall be duly executed by the Borrower and the Bank and the Borrower shall have paid to the Bank an amendment fee of $10,000, which the Borrower acknowledges has been earned by the Bank .

         5. The Borrower acknowledges that an Event of Acceleration has occurred because the Borrower has breached a covenant contained in
              Section 9.3(H) of the Agreement for the period of the Borrower ended March 31, 1998 ( the "Existing Default" ). The Borrower acknowledges that the Bank has the ability to accelerate all indebtedness and exercise all of its rights and remedies under the Agreement. In consideration of the execution of this Amendment and subject to the satisfaction of the condition required by Paragraph 4 hereof, the Bank agrees to waive the Existing Default, provided that such waiver shall waive only the Existing Default and does not waive any other Events of Acceleration, including without limitation any future Events of Acceleration caused by any violation of Section 9.3(H). This waiver shall not be deemed to be a waiver, or a consent to any modification or amendment, of any other term or condition of the Agreement or any term or condition of any agreement, instrument, or document referred to therein or executed pursuant thereto, or to prejudice any present or future right or rights which the Bank now has or may have hereunder.

         6. The terms used but not defined herein shall have the respective meanings ascribed thereto in the Agreement. Except as expressly contemplated hereby, the Agreement, and all related notes, guaranties, certificates, instruments and other documents, are hereby ratified and confirmed and shall remain in full force and effect, and the Borrower acknowledges that it has no defense, offset, or counterclaim thereunder.

         7. This Amendment shall be governed by and in accordance with the laws of the State of Michigan.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first written above.





     NBD BANK                                  INTERFACE SYSYEMS,  INC.

     By:    /S/ Michael Kelly                 By:     /S/ John Ternes
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     Its:   First Vice President              Its:     Chief Financial Officer
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